Exhibit 99.1
Press Release

Weatherford Reports Third Quarter 2013 EPS of $0.23 (non-GAAP)
53% Sequential Increase in EPS driven by Improved Operating Margins
FCPA, Oil-for-Food and Sanctioned Countries definitive agreements reached

GENEVA, SWITZERLAND, November 4, 2013 - Weatherford International Ltd. (NYSE/Euronext Paris/SIX: WFT) reported results for the third quarter ended September 30, 2013.
Third Quarter 2013 Summary

·	$0.23 per diluted share (non-GAAP), or net income of $177 million excluding after-tax charges of $155 million;
·	FCPA, Oil-for-Food and Sanctioned Countries definitive agreements reached, subject to final SEC Commission and Court approvals; estimated costs and terms of the settlement remain unchanged;
·	International operating income margin increased 270 basis points sequentially, and all international segments showed operating income margin improvement;
·	North America operating income margin expanded 260 basis points sequentially with the U.S. and Canada both generating margin improvement;
·	Foreign exchange losses were $27 million in the third quarter, an increase of $12 million sequentially;
·	The non-GAAP effective tax rate for the quarter was 20%;
·	Announced the sale of Borets for $400 million with cash proceeds of $370 million in Q4;
·	Free cash flow improved by over $150 million sequentially, driven by reduction in capital expenditures and operating efficiency improvements; and
·	Capital expenditures, net of lost-in-hole, declined 39% compared to the prior year quarter and 20% sequentially.

Third Quarter 2013 Results

On a GAAP basis, segment operating income was $395 million with third quarter net income of $22 million, or earnings of $0.03 per diluted share. This included:

·	$113 million, net of tax, associated with legacy lump sum contracts in Iraq;
·	$25 million, net of tax, in severance, exit and other charges; and
·	$17 million, net of tax, in professional fees and expenses related to the historical U.S. government investigations and the on-going remediation of our material weakness related to income taxes.
Outlook

The Company expects the fourth quarter to continue to show sequential improvements in revenue and operating income in North America, with the U.S. benefiting from a lower operating cost structure and higher activity levels in Canada. Latin America will be flat sequentially. The outlook for the Eastern Hemisphere remains positive with continued expansion in Europe, Caspian and Sub-Saharan Africa, and with continued improvement in the Middle East/North Africa and Asia Pacific region. Better operating performance in the fourth quarter coupled with further cost reductions and improvements in capital efficiency measures point to a positive outlook. The Company now expects its 2013 annual effective tax rate to be in the range of 22% to 24%. The divestiture process of our non-core businesses is fully underway and progressing with all transactions expected to be complete by year-end 2014. Supplemental details related to the divestiture process are available on our website, www.weatherford.com in the Investor Relations section.

Regional Highlights

·	North America

North America revenues for the quarter were $1,597 million, up 4% sequentially and down 7% from the same quarter in the prior year. The quarter's operating income was up 29% sequentially at $215 million, and down $82 million, or 28% from the same quarter in the prior year. The sequential increase was largely due to the seasonal recovery from spring break-up in Canada positively impacting revenues and margins in all product lines, as well as higher profitability generated by further internal cost efficiencies and strong execution.

·	Middle East/North Africa/Asia Pacific

Third quarter revenues of $819 million were up $119 million, or 17% higher than the third quarter of 2012, and down $100 million, or 11% lower sequentially. The current quarter's operating income of $69 million increased $33 million, or 92% from the same quarter in the prior year, and increased 5% sequentially. Middle East and North Africa profitability improved sequentially and was partially offset by lower sequential performance in the Asia Pacific region. Iraq margins, excluding legacy contracts, also improved sequentially and year-over-year.

·	Europe/Sub-Sahara Africa/Russia

Third quarter regional operating income and revenue were the highest in our history. Third quarter revenues of $691 million were 10% higher than the third quarter of 2012 and up 1% sequentially. The current quarter's operating income of $103 million increased 17% when compared to the same quarter in the prior year, and increased $20 million or 24% sequentially.  The year-over-year operating income increase resulted from higher margins in the region driven by Europe and Sub-Saharan Africa. Sequentially, operating income expanded primarily driven by increased seasonal profitability in Russia.

·	Latin America

Third quarter revenues of $713 million were down $26 million, or 4% sequentially and down $55 million, or 7% compared to the third quarter of 2012.  The decline in revenue in the third quarter compared to the prior year was largely related to lower activity in Mexico. The current quarter's operating income of $115 million was up $18 million, or 19% compared to the same quarter in the prior year, and $25 million, or 28% higher sequentially, primarily driven by increased profitability in Argentina.  Sequential increases in profitability were achieved despite activity contraction in Mexico, our largest country in the region.

Liquidity and Free Cash Flow

Free cash flow improved by over $150 million sequentially, driven by better operating efficiency and a reduction in capital expenditures. Capital expenditures, net of lost-in-hole, declined 39% year-over-year and 20% sequentially.  Inventory levels were down for the second consecutive quarter and contracted 2% sequentially. Days sales in inventory decreased to 84 days from 85 days in the prior quarter and 87 days in the same quarter a year ago. Days sales outstanding increased two days year-over-year and five days sequentially mainly attributable to the deferment of cash collections in Latin America.

Non-GAAP Performance Measures; Supplemental Divestiture Presentation

Unless explicitly stated to the contrary, all performance measures used throughout this document are non-GAAP. Corresponding reconciliations to GAAP financial measures have been provided in the following pages to offer meaningful comparisons between current results and results in prior operating periods. As an adjunct to this press release, we have furnished and posted to our website a presentation about our ongoing divestiture program.

About Weatherford

Weatherford is a Swiss-based, multinational oilfield service company.  It is one of the largest global providers of technology and services for the oil and gas industry. Weatherford operates in over 100 countries, and employs over 65,000 people worldwide.  For more information, visit www.weatherford.com

Conference Call

The Company will host a conference call with financial analysts to discuss the quarterly results on November 5, 2013, at 8:30 a.m. eastern standard time (EST), 7:30 a.m. central standard time (CST). Weatherford invites investors to listen to the call live via the Company's website, www.weatherford.com in the Investor Relations section.  A recording of the conference call and transcript of the call will be available in that section of the website shortly after the call ends.

# # #

Contacts:                      Dharmesh Mehta                                                                                                        +1.713.836.7267
Executive Vice President and
Chief Operating Officer

Karen David-Green                                                                                                  +1.713.836.7430
Vice President - Investor Relations

Forward-Looking Statements

This press release and the documents referenced herein contain, and the conference call announced in this release may include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This includes statements related to future levels of earnings, revenue, expenses, margins, capital expenditures, changes in working capital, cash flows, tax expense, effective tax rates, net income and the ongoing divestiture program. Forward-looking statements also include any statements about the resolution or potential future resolution of our ongoing remediation of our material weaknesses in internal control over financial reporting for income taxes and our assessment of the degree to which historical remediation efforts have been successful to date.  It is inherently difficult to make projections or other forward-looking statements in a cyclical industry and given the current macroeconomic uncertainty. Such statements are based upon the current beliefs of Weatherford's management, and are subject to significant risks, assumptions and uncertainties. These include  the company's  inability to design or improve internal controls to address identified issues; the impact upon operations of legal compliance matters or internal controls review, improvement and remediation, including the detection of wrongdoing, improper activities or circumvention of internal controls; difficulties in controlling expenses, including costs of legal compliance matters or internal controls review, improvement and remediation; impact of changes in management or staff levels, the effect of global political, economic and market conditions on the company's projected results; the possibility that the company may be unable to recognize expected revenues from current and future contracts; the effect of currency fluctuations on the company's business; the company's ability to manage its workforce to control costs; the cost and availability of raw materials, the company's ability to manage its supply chain and business processes; the company's ability to commercialize new technology; whether the company can realize expected benefits from its redomestication of its former Bermuda parent company; the company's ability to realize expected benefits from its acquisitions and dispositions; the effect of a downturn in its industry on the company's carrying value of its goodwill; the effect of weather conditions on the company's operations; the impact of oil and natural gas prices and worldwide economic conditions on drilling activity; the effect of turmoil in the credit markets on the company's ability to manage risk with interest rate and foreign exchange swaps; the outcome of pending government investigations, including the Securities and Exchange Commission's investigation of the circumstances surrounding the company's material weakness in its internal control over financial reporting of income taxes; the outcome of ongoing litigation, including shareholder litigation related to the company's material weakness in its internal control over financial reporting of income taxes and its restatement of historical financial statements; the future level of crude oil and natural gas prices; demand for our products and services; levels of pricing for our products and services; utilization rates of our equipment; the effectiveness of our supply chain; weather-related disruptions and other operational and non-operational risks that are detailed in our most recent Form 10-K and other filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Specifically, statements regarding the current period assume that there will be no subsequent events or other adverse developments after the date of this press release that cause our financial statements for the current period, when filed with the SEC, to vary materially from the amounts herein.  We undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

Weatherford International Ltd.
Consolidated Condensed Statements of Operations
(Unaudited)
(In Millions, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	9/30/2013	9/30/2012	9/30/2013	9/30/2012

Net Revenues:
North America	$1,597	$1,725	$4,818	$5,142
Middle East/North Africa/Asia	819	700	2,523	1,944
Europe/SSA/Russia	691	626	2,005	1,850
Latin America	713	768	2,179	2,221
	3,820	3,819	11,525	11,157

Operating Income (Expense):
North America	215	297	606	881
Middle East/North Africa/Asia	69	36	180	113
Europe/SSA/Russia	103	88	251	256
Latin America	115	97	303	270
Research and Development	(65)	(68)	(203)	(194)
Corporate Expenses	(45)	(48)	(142)	(147)
Goodwill and Equity Investment Impairment	-	-	-	(793)
U.S. Government Investigation Loss Contingency	-	-	(153)	(100)
Other Items	(153)	(87)	(269)	(233)
	239	315	573	53

Other Income (Expense):
Interest Expense, Net	(129)	(127)	(388)	(360)
Devaluation of Venezuelan Bolivar	-	-	(100)	-
Other, Net	(30)	(25)	(61)	(70)

Net Income (Loss) Before Income Taxes	80	163	24	(377)

Benefit (Provision) for Income Taxes:	(49)	(86)	(74)	(259)

Net Income (Loss)	31	77	(50)	(636)
Net Income Attributable to Noncontrolling Interests	(9)	(7)	(24)	(20)
Net Income (Loss) Attributable to Weatherford	$22	$70	$(74)	$(656)

Income (Loss) Per Share Attributable to Weatherford:
Basic	$0.03	$0.09	$(0.10)	$(0.86)
Diluted	$0.03	$0.09	$(0.10)	$(0.86)

Weighted Average Shares Outstanding:
Basic	773	767	771	764
Diluted	779	771	771	764

Weatherford International Ltd.
Selected Statements of Operations Information
(Unaudited)
(In Millions)

	Three Months Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012

Net Revenues:
North America	$1,597	$1,529	$1,692	$1,682	$1,725
Middle East/North Africa/Asia	819	919	785	851	700
Europe/SSA/Russia	691	681	633	669	626
Latin America	713	739	727	856	768
	$3,820	$3,868	$3,837	$4,058	$3,819

	Three Months Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012

Operating Income (Expense):
North America	$215	$167	$224	$226	$297
Middle East/North Africa/Asia	69	66	45	58	36
Europe/SSA/Russia	103	83	65	59	88
Latin America	115	90	98	125	97
Research and Development	(65)	(71)	(67)	(63)	(68)
Corporate Expenses	(45)	(49)	(48)	(49)	(48)
U.S. Government Investigation Loss Contingency	-	(153)	-	-	-
Other Items	(153)	(78)	(38)	(111)	(87)
	$239	$55	$279	$245	$315

	Three Months Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012

Product Line Revenues:
Formation Evaluation and Well Construction(1)	$2,330	$2,361	$2,273	$2,348	$2,128
Completion and Production(2)	1,490	1,507	1,564	1,710	1,691
	$3,820	$3,868	$3,837	$4,058	$3,819

	Three Months Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012

Depreciation and Amortization:
North America	$108	$102	$108	$108	$108
Middle East/North Africa/Asia	101	98	93	94	90
Europe/SSA/Russia	69	68	71	71	63
Latin America	71	68	68	63	61
Research and Development and Corporate	3	5	6	7	7
	$352	$341	$346	$343	$329

(1)  Formation Evaluation and Well Construction includes Drilling Services, Well Construction, Integrated Drilling, Wireline and Evaluation Services, Drilling Tools and Fishing and Re-entry.

(2)   Completion and Production includes Artificial Lift Systems, Stimulation and Chemicals, Completion Systems and Pipeline and Specialty Services.

We report our financial results in accordance with generally accepted accounting principles (GAAP).  However, Weatherford's management believes that certain non-GAAP financial measures and ratios (as defined under the SEC's Regulation G) may provide users of this financial information, additional meaningful comparisions between current results and results of prior periods.  The non-GAAP amounts shown below should not be considered as substitues for operating income, provision for income taxes, net income or other data prepared and reported in accordance with GAAP, but should be viewed in addition to the Company's reported results prepared in accordance with GAAP.

Weatherford International Ltd.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In Millions, Except Per Share Amounts)

	Three Months Ended			Nine Months Ended
	9/30/2013	6/30/2013	9/30/2012	9/30/2013	9/30/2012
Operating Income:
GAAP Operating Income	$239	$55	$315	$573	$53
Goodwill and Equity Investment Impairment	-	-	-	-	793
U.S. Government Investigation Loss Contingency	-	153	-	153	100
Legacy Contracts (a)	107	21	14	131	107
Tax Remediation and Restatement Expenses	8	6	27	35	53
Severance	20	36	6	64	40
Investigation Related Expenses	8	12	-	25	2
Other Adjustments	10	3	40	14	31
Non-GAAP Operating Income	$392	$286	$402	$995	$1,179

Income Before Income Taxes:
GAAP Income (Loss) Before Income Taxes	$80	$(91)	$163	$24	$(377)
Operating Income Adjustments	153	231	87	422	1,126
Devaluation of Venezuelan Bolivar	-	-	-	100	-
Other Adjustments	-	-	-	-	(3)
Non-GAAP Income Before Income Taxes	$233	$140	$250	$546	$746

Provision for Income Taxes:
GAAP Provision for Income Taxes	$(49)	$(20)	$(86)	$(74)	$(259)
Non-GAAP Provision for Income Taxes	(47)	(17)	(103)	(112)	(287)

Net Income Attributable to Weatherford:
GAAP Net Income (Loss)	$22	$(118)	$70	$(74)	$(656)
Goodwill and Equity Investment Impairment	-	-	-	-	792
U.S. Government Investigation Loss Contingency	-	153	-	153	99
Devaluation of Venezuelan Bolivar	-	-	-	61	-
Legacy Contracts	113	31	14	152	107
Tax Remediation and Restatement Expenses	7	5	24	30	44
Severance	17	25	5	48	35
Investigation Related Expenses	10	8	-	21	2
Other Adjustments	8	12	27	19	16
Total Charges, net of tax	155	234	70	484	1,095
Non-GAAP Net Income	$177	$116	$140	$410	$439

Diluted Earnings Per Share Attributable to Weatherford:
GAAP Diluted Earnings (Loss) per Share	$0.03	$(0.15)	$0.09	$(0.10)	$(0.86)
Total Charges, net of tax	0.20	0.30	0.09	0.63	1.43
Non-GAAP Diluted Earnings per Share	$0.23	$0.15	$0.18	$0.53	$0.57

GAAP Effective Tax Rate (b)	61%	(22%)	53%	308%	(69%)
Annual Effective Tax Rate (c)	20%	12%	41%	21%	38%

Note (a):  The revenues associated with the legacy lump sum contracts in Iraq were $80 million, $215 million and $91 million for the three months ended 9/30/2013, 6/30/2013, and 9/30/2012 and $460 million and $182 million for the nine months ended 9/30/2013 and 2012, respectively.

Note (b):  GAAP Effective Tax Rate is GAAP provision for income taxes divided by GAAP income before income taxes.

Note (c):  Annual Effective Tax Rate is the Non-GAAP provision for income taxes divided by Non-GAAP income before income taxes.

Weatherford International Ltd.
Selected Balance Sheet Data
(Unaudited)
(In Millions)

	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012

Assets:
Cash and Cash Equivalents	$316	$295	$286	$300	$365
Accounts Receivable, Net	4,004	3,837	3,850	3,885	3,911
Inventories, Net	3,580	3,637	3,744	3,675	3,676
Property, Plant and Equipment, Net	8,397	8,333	8,299	8,299	8,122
Goodwill and Intangibles, Net	4,421	4,402	4,485	4,637	4,653
Equity Investments	686	671	660	646	642

Liabilities:
Accounts Payable	2,117	2,144	2,191	2,108	2,023
Short-term Borrowings and Current Portion of Long-term Debt	2,230	2,148	1,896	1,585	1,606
Long-term Debt	7,065	7,087	7,032	7,049	7,300

Weatherford International Ltd.
Net Debt
(Unaudited)
(In Millions)

Change in Net Debt for the Three Months Ended 9/30/2013:
Net Debt at 6/30/2013	$(8,940)
Operating Income	239
Depreciation and Amortization	352
Capital Expenditures	(365)
Increase in Working Capital	(116)
Income Taxes Paid	(79)
Interest Paid	(178)
Acquisitions and Divestitures of Assets and Businesses, Net	8
Net Change in Billing in Excess/Costs in Excess	(17)
Other	117
Net Debt at 9/30/2013	$(8,979)

Change in Net Debt for the Nine Months Ended 9/30/2013:
Net Debt at 12/31/2012	$(8,334)
Operating Income	573
Depreciation and Amortization	1,039
Capital Expenditures	(1,211)
Increase in Working Capital	(215)
Income Taxes Paid	(336)
Interest Paid	(442)
Acquisitions and Divestitures of Assets and Businesses, Net	67
Net Change in Billing in Excess/Costs in Excess	(190)
Other	70
Net Debt at 9/30/2013	$(8,979)

Components of Net Debt	9/30/2013	6/30/2013	12/31/2012
Cash	$316	$295	$300
Short-term Borrowings and Current Portion of Long-term Debt	(2,230)	(2,148)	(1,585)
Long-term Debt	(7,065)	(7,087)	(7,049)
Net Debt	$(8,979)	$(8,940)	$(8,334)

"Net Debt" is debt less cash.  Management believes that Net Debt provides useful information regarding the level of Weatherford indebtedness by reflecting cash that could be used to repay debt.

Working capital is defined as accounts receivable plus inventory less accounts payable.

We report our financial results in accordance with generally accepted accounting principles (GAAP).  However, Weatherford's management believes that certain non-GAAP financial measures and ratios (as defined under the SEC's Regulation G) may provide users of this financial information, additional meaningful comparisions between current results and results of prior periods.  The non-GAAP amounts shown below should not be considered as substitues for cash flow information prepared and reported in accordance with GAAP, but should be viewed in addition to the Company's reported cash flow statements prepared in accordance with GAAP.

Weatherford International Ltd.
Selected Cash Flow Data
(Unaudited)
(In Millions)

	Three Months Ended			Nine Months Ended
	9/30/2013	6/30/2013	9/30/2012	9/30/2013	9/30/2012

Net Cash Provided by Operating Activities	$326	$252	$231	$567	$516

Less: Capital Expenditures for Property, Plant and equipment	(365)	(446)	(572)	(1,211)	(1,670)

Free Cash Flow	$(39)	$(194)	$(341)	$(644)	$(1,154)

Free cash flow is defined as net cash provided by or used in operating activities less capital expenditures.  Free cash flow is an important indicator of how much cash is generated or used by our normal business operations, including capital expenditures.  Management uses free cash flow as a measure of progress on its capital efficiency and cash flow initiatives.